EXHIBIT 99.1

The Chemours Company Provides Update on Full Year 2022 Guidance

Wilmington, Del., September 21, 2022 -- The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials, today provided an update on full year 2022 guidance.

Adjusted EBITDA for 2022 is now expected to be between $1,400 million and $1,450 million, or at its midpoint approximately 7% below the midpoint of the prior guidance range, but about 9% above the prior year.

Changes to the Titanium Technologies segment (TT) outlook drove the entirety of the change in the company’s full year guidance. We now anticipate total company Free Cash Flow of greater than $575 million, inclusive of actions taken to reduce full year capital expenditures from $400 million to approximately $350 million, while continuing to invest in growth and sustainability initiatives.

“In our TT segment, we have experienced a continued decline in our demand outlook throughout the third quarter, most notably in Europe and Asia. Lower demand, coupled with continued high input costs, have impacted our projected results for the full year. In response, we will be extending a scheduled outage on one of our TT production lines, in addition to other cost actions,” commented Mark Newman, President and CEO of Chemours. “In our TSS and APM segments, we expect to drive 2022 earnings growth even as we enter the seasonally weaker second half. Our revised outlook assumes that the economic factors we’ve mentioned will not worsen or accelerate.”

Mr. Newman concluded, "As we navigate the challenges of the second half of 2022, we remain committed to TSS and APM growth, as well as the TVS strategy in TT. We believe Chemours is well positioned to withstand this economic cycle as we continue to invest to improve the quality of our underlying earnings.”

Chemours will announce third quarter 2022 financial results after market close on October 25, 2022. The company will conduct its third quarter 2022 webcast conference call on Wednesday, October 26, 2022.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,400 employees and 29 manufacturing sites serving approximately 3,200 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (GAAP). Within this press release, we make reference to Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures. The company includes these non-GAAP financial measure because management believes they are useful to investors in that they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making. Accordingly, the company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are a useful financial analysis tool that can assist investors in assessing the company's operating performance and underlying prospects. The non-GAAP financial measures used by the company in this press release have limits in usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. For more information on the non-GAAP financial measures, please refer to the attached schedules or the table, "Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures."

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is still being determined and to date has included significant volatility in financial and commodity markets and a severe disruption in economic activity. The public and private sector response has led to travel restrictions, temporary business closures, quarantines, stock market volatility, and interruptions in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and in our Annual Report on Form 10-K for the year ended December 31, 2021. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

EXHIBIT 99.1

CONTACT:

INVESTORS
Jonathan Lock
SVP, Chief Development Officer
+1.302.773.2263

investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski
Media Relations and Financial Communications Manager
+1.302.219.7140
media@chemours.com

EXHIBIT 99.1

The Chemours Company

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In millions, except per share amounts)

2022 Estimated GAAP Net Income Attributable to Chemours to Estimated Adjusted Net Income, Estimated Adjusted EBITDA and Estimated Adjusted EPS Reconciliation (*)

Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) is defined as income (loss) before income taxes, excluding the following items: interest expense, depreciation, and amortization; non-operating pension and other post-retirement employee benefit costs, which represents the components of net periodic pension (income) costs excluding the service cost component; exchange (gains) losses included in other income (expense), net; restructuring, asset-related, and other charges; (gains) losses on sales of businesses or assets; and, other items not considered indicative of the Company’s ongoing operational performance and expected to occur infrequently, including Qualified Spend reimbursable by DuPont and/or Corteva as part of the Company's cost-sharing agreement under the terms of the MOU that were previously excluded from Adjusted EBITDA. Adjusted Net Income is defined as net income (loss) attributable to Chemours, adjusted for items excluded from Adjusted EBITDA, except interest expense, depreciation, amortization, and certain provision for (benefit from) income tax amounts.

Adjusted earnings per share (“EPS”) is calculated by dividing Adjusted Net Income by the weighted-average number of common shares outstanding. Diluted Adjusted EPS accounts for the dilutive impact of stock-based compensation awards, which includes unvested restricted shares. Diluted Adjusted EPS considers the impact of potentially-dilutive securities, except in periods in which there is a loss because the inclusion of the potentially-dilutive securities would have an anti-dilutive effect.

	(Estimated)
	Year Ending December 31, 2022
	Low	High
Net income attributable to Chemours	$647	$688
Restructuring, transaction, and other costs, net (1)	106	106
Adjusted Net Income	753	794
Interest expense, net	170	170
Depreciation and amortization	300	300
All remaining provision for income taxes	177	186
Adjusted EBITDA	$1,400	$1,450

Weighted-average number of common shares outstanding - basic (2)	156.6	156.6
Dilutive effect of the Company's employee compensation plans (3)	3.5	3.5
Weighted-average number of common shares outstanding - diluted	160.1	160.1

Basic earnings per share of common stock	$4.13	$4.39
Diluted earnings per share of common stock (4)	4.04	4.30
Adjusted basic earnings per share of common stock	4.81	5.07
Adjusted diluted earnings per share of common stock (4)	4.70	4.96

(1)
Restructuring, transaction, and other costs, net includes the net provision for (benefit from) income taxes relating to reconciling items and adjustments made to income taxes for the removal of certain discrete income tax impacts.
(2)
The Company’s estimates for the weighted-average number of common shares outstanding - basic reflect results for the six months ended June 30, 2022, which are carried forward for the projection period.
(3)
The Company’s estimates for the dilutive effect of the Company’s employee compensation plans reflect the dilutive effect for the six months ended June 30, 2022, which is carried forward for the projection period.
(4)
Diluted earnings per share is calculated using net income available to common shareholders divided by diluted weighted-average common shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.

(*) The Company’s estimates reflect its current visibility and expectations based on market factors, such as currency movements, macro-economic factors, and end-market demand. Actual results could differ materially from these current estimates.

EXHIBIT 99.1

The Chemours Company

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(Dollars in millions)

2022 Estimated GAAP Cash Flow Provided by Operating Activities to Estimated Free Cash Flow Reconciliation (*)

Free Cash Flows is defined as cash flows provided by (used for) operating activities, less purchases of property, plant, and equipment as shown in the consolidated statements of cash flows.

(Estimated)
Year Ending December 31, 2022
Cash flow provided by operating activities	$	>925
Less: Purchases of property, plant, and equipment		~(350)
Free Cash Flows	$	>575

(*) The Company’s estimates reflect its current visibility and expectations based on market factors, such as currency movements, macro-economic factors, and end-market demand. Actual results could differ materially from these current estimates.